UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State incorporation)	001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH-8606, Greifensee, Switzerland
and
1900 Polaris Parkway
Columbus, OH 43240

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: +41-1-944-2211 and 1-614-438-4511

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 4, 2011. As of the record date of March 1, 2011 there were 32,243,125 shares of common stock entitled to vote at the meeting. The holders of 29,927,349 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 – The election of nine directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	27,859,498	694,537	1,163	1,372,151
Wah-Hui Chu	27,777,394	776,314	1,490	1,372,151
Francis A. Contino	28,224,486	328,716	1,996	1,372,151
Olivier A. Filliol	28,175,266	378,769	1,163	1,372,151
Michael A. Kelly	28,179,273	374,074	1,851	1,372,151
Martin D. Madaus	28,223,434	329,898	1,866	1,372,151
Hans Ulrich Maerki	28,178,316	374,515	2,367	1,372,151
George M. Milne, Jr.	28,160,318	393,237	1,643	1,372,151
Thomas P. Salice	28,116,685	436,968	1,545	1,372,151

Proposal 2 – The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,745,632	176,148	5,569	0

Proposal 3 – Approval of the POBS Plus Incentive System for Group Management

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,739,391	519,234	296,573	1,372,151

Proposal 4 – Advisory vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,765,960	484,721	304,517	1,372,151

Proposal 5 – Advisory vote on Frequency of Vote on Executive Compensation

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
10,898,968	155,568	17,194,069	306,593	1,372,151

In accordance with the results of the advisory vote on the frequency of shareholder votes on executive compensation, the Board of Directors of the Company has adopted a policy to hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: May 9, 2011	By:	/s/ James T. Bellerjeau

James T. Bellerjeau
General Counsel